                                                                   EXHIBIT 99.2

                     RULE 438 CONSENT OF DIRECTOR DESIGNEE

                                                                   June 4, 1997

  The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Marshall & Ilsley Corporation in the Proxy Statement-Prospectus included in this Registration Statement.

                                          Signed: /s/ Robert A. Schaefer
                                                  ----------------------
                                                  Robert A. Schaefer